Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

KORE Group Holdings, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-262001) of KORE Group Holdings, Inc. of our report dated April 7, 2023, relating to the consolidated financial statements and schedule, which appears in this Form 10-K.
/s/ BDO USA, LLP
Atlanta, Georgia
April 7, 2023